Exhibit 99.1
Nautilus Biotechnology Reports Third Quarter 2024 Financial Results
SEATTLE, WA, October 29, 2024 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT; or “Nautilus”), a company pioneering a single-molecule proteome analysis platform, today reported financial results for the third quarter ended September 30, 2024.

“I’m excited about the expanding opportunity I see for proteomics and am pleased with the progress we’re making as a business,” said Sujal Patel, CEO of Nautilus. “We consistently receive positive feedback from researchers around the world as they tell us of their desire to explore the proteome more deeply and more broadly, and of the significant limitations of what’s currently available. It is becoming ever more apparent that they understand how important the single-molecule, intact protein analysis to be enabled by the Nautilus platform will be to their explorations of the proteome.”
Third Quarter 2024 Financial Results
Operating expenses were $19.1 million for the third quarter of 2024, flat compared to the corresponding prior year period. Overall personnel cost increased during the third quarter of 2024 as compared to the corresponding prior year period offset by a one-time reduction to accrued incentive compensation in the third quarter of 2024.
Net loss was $16.4 million for the third quarter of 2024, as compared to a net loss of $15.9 million for the corresponding prior year period.
Cash, cash equivalents, and investments were $221.2 million as of September 30, 2024.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the third quarter 2024 financial results, business developments and outlook before market open on Tuesday, October 29, 2024, at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
With its corporate headquarters in Seattle, Washington and its research and development headquarters in San Carlos, California, Nautilus is a development stage life sciences company working to create a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations with respect to any revenue timing or projections, expectations with respect to the development required for and the timing of the launch of Nautilus’ product platform and full commercial availability, the functionality and performance of Nautilus’ product platform, its potential impact on providing proteome access, pharmaceutical development and drug discovery, expanding research horizons, and enabling scientific explorations and discovery, and the present and future capabilities and limitations of emerging proteomics technologies. These statements are based on numerous assumptions concerning the development of Nautilus’ products, target markets, and other current and emerging proteomics technologies, and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: Nautilus’ product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk

Factors” in our Annual Report on Form 10-K as well as in our Quarterly Report on Form 10-Q to be filed for the quarter ended September 30, 2024 and our other filings with the SEC. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Condensed Consolidated Balance Sheets As of September 30, 2024 and December 31, 2023 (Unaudited)

(in thousands, except share and per share amounts)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$4,409	$19,397
Short-term investments	136,200	154,021
Prepaid expenses and other current assets	3,596	3,419
Total current assets	144,205	176,837
Property and equipment, net	4,324	4,267
Operating lease right-of-use assets	29,377	32,634
Long-term investments	80,618	90,647
Other long-term assets	1,180	1,180
Total assets	$259,704	$305,565
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,487	$1,639
Accrued expenses and other liabilities	3,216	3,945
Current portion of operating lease liabilities	3,959	3,538
Total current liabilities	8,662	9,122
Operating lease liabilities, net of current portion	27,608	31,090
Total liabilities	36,270	40,212

Stockholders' equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	478,115	467,834
Accumulated other comprehensive income (loss)	731	(255)
Accumulated deficit	(255,425)	(202,239)
Total stockholders’ equity	223,434	265,353
Total liabilities and stockholders' equity	$259,704	$305,565

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Operations Three and Nine Months Ended September 30, 2024 and 2023 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Operating expenses
Research and development	$12,288	$11,996	$37,654	$34,785
General and administrative	6,812	7,079	23,842	21,366
Total operating expenses	19,100	19,075	61,496	56,151
Other income (expense)
Interest income	2,674	3,197	8,349	9,517
Other expense	(20)	—	(39)	(17)
Total other income	$2,654	$3,197	$8,310	$9,500
Net loss	$(16,446)	$(15,878)	$(53,186)	$(46,651)
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.13)	$(0.42)	$(0.37)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	125,452,572	124,933,837	125,302,440	124,896,975

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Cash Flows Nine Months Ended September 30, 2024 and 2023 (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(53,186)	$(46,651)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	9,577	9,064
Amortization of operating lease right-of-use assets	3,257	2,821
Depreciation	1,543	1,294
Amortization (accretion) of premium (discount) on securities, net	(2,176)	(2,040)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(26)	(878)
Accounts payable	(35)	22
Accrued expenses and other liabilities	(729)	757
Operating lease liabilities	(3,061)	(2,200)
Net cash used in operating activities	(44,836)	(37,811)
Cash flows from investing activities
Proceeds from maturities of securities	90,410	51,249
Purchases of securities	(59,398)	(51,895)
Purchases of property and equipment	(1,868)	(2,029)
Net cash provided by (used in) investing activities	29,144	(2,675)
Cash flows from financing activities
Proceeds from exercise of stock options	415	23
Proceeds from issuance of common stock under employee stock purchase plan	289	92
Net cash provided by financing activities	704	115
Net increase (decrease) in cash, cash equivalents and restricted cash	(14,988)	(40,371)

Cash, cash equivalents and restricted cash at beginning of period	20,399	115,477
Cash, cash equivalents and restricted cash at end of period	$5,411	$75,106